SCHEDULE 14A INFORMATION
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

First Virginia Banks, Inc.

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FIRST VIRGINIA BANKS, INC.

6400 Arlington Boulevard
Falls Church, Virginia 22042-2336

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 3, 2002

     The Annual Meeting of Stockholders of First Virginia Banks, Inc. will be held at the Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia, at 10:00 a.m. on Friday, May 3, 2002, for the following purposes:

(1)	To elect four Class C directors for a term of three years.

(2)	To ratify the appointment of KPMG LLP as independent auditors for the year ending December 31, 2002.

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on February 25, 2002, are entitled to notice of and to vote at the meeting or any adjournments thereof.

By Order of the Board of Directors,

Barbara J. Chapman Vice President and Secretary

     Stockholders are urged to vote. You may complete, date, and sign the enclosed proxy and mail it promptly in the enclosed postage-paid return envelope, or you may vote by calling the toll-free telephone number shown on your proxy or by using the Internet web site address also shown on your proxy. You are urged to use one of these methods to vote regardless of whether you expect to attend the meeting.

ADMISSION PROCEDURES

     Admission to this year’s Annual Meeting will be limited and personal identification will be required. If you plan to attend the Annual Meeting, please read the notice regarding admittance on the back cover of the Proxy Statement.

Falls Church, Virginia
March 11, 2002

TABLE OF CONTENTS

1.	PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS	1

	Solicitation of Proxies	1
	Who Can Vote	1
	How To Vote	1
	Multiple Stockholders Sharing the Same Address	1

2.	PROPOSAL ONE: ELECTION OF DIRECTORS	2

	General Information	2
	The Directorate	2
	Nominees for Election as Class C Directors	3
	Class A Directors with Terms Expiring in 2003	4
	Class B Directors with Terms Expiring in 2004	5
	Beneficial Ownership of Equity Securities	5
	Committees and Meetings of the Board of Directors	7
	Section 16(a) Beneficial Ownership Reporting Compliance	7

3.	EXECUTIVE COMPENSATION	7

	Summary Compensation Table	8
	Stock Option Grants in 2001	9
	Pension and Thrift Plans and Supplemental Arrangements	10
	Certain Director Relationships and Change in Control Arrangements	12
	Compensation Committee Interlocks and Insider Participation	14
	Management Compensation and Benefits Committee Report	14
	Report of First Virginia’s Audit Committee	17

4.	PERFORMANCE GRAPHS	18

	Comparison of Five-Year Cumulative Total Return	18
	Comparison of Return on Average Assets	19
	Loan Transactions With Management	19

5.	PROPOSAL TWO: APPOINTMENT OF INDEPENDENT AUDITORS	19

	Independent Auditor Fees	20

6.	STOCKHOLDER PROPOSALS	20

7.	OTHER MATTERS	21

8.	NOTICE REGARDING ADMITTANCE TO THE ANNUAL MEETING AND DIRECTIONS TO THE MEETING	Back Cover

FIRST VIRGINIA BANKS, INC.

6400 Arlington Boulevard
Falls Church, Virginia 22042-2336

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

Solicitation of Proxies

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of First Virginia Banks, Inc. (hereinafter referred to as “First Virginia”) of proxies to be voted at the Annual Meeting of Stockholders of First Virginia to be held at 10:00 a.m. on Friday, May 3, 2002, or any adjournment thereof at the Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia. The approximate mailing date of this Proxy Statement and the accompanying proxy is March 11, 2002.

Who Can Vote

     Holders of Common and Preferred Stock of First Virginia are entitled to vote at the meeting. Each share of Common and Preferred Stock is entitled to one vote on all matters which may come before the meeting. If you owned stock on the record date, which was February 25, 2002, then you were entitled to notice of and to vote at the meeting. As of the record date, there were 47,863,727 shares of Common Stock and 41,992 shares of Preferred Stock issued and outstanding.

How to Vote

     As a stockholder, your vote is important. A registered stockholder may choose to vote by telephone, the Internet, by paper proxy or in person. A proxy was mailed along with this Proxy Statement to you, and it contains complete instructions for voting. There are some added refinements to this year’s proxy. At the time you vote, you may update your address of record, if necessary, and you may indicate whether you are planning to attend the Annual Meeting in person. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow you to give your voting instructions and other instructions or comments, and to confirm that your voting instructions have been recorded properly.

     All properly completed proxies received by 10:00 a.m. on May 3, 2002, will be voted at the meeting as instructed in the proxy. Paper proxies on which no instructions are given will be voted FOR the nominees for election as directors and FOR Proposal 2. You may revoke your proxy at any time before it is voted by attending the meeting and voting in person, or by giving written notice of revocation of the proxy to the Secretary or by submitting a proxy at a later date via telephone, the Internet, or by paper proxy. The last vote received will be the vote counted, regardless of the voting method used.

Multiple Stockholders Sharing the Same Address

     The Securities and Exchange Commission rules allow a company to send a single set of the Proxy Statement and Annual Report to any household at which two or more stockholders reside if the company believes that the stockholders are members of the same family. This practice, known as “Householding,” benefits both stockholders and the company. It reduces the volume of duplicate information received by the stockholder at his house and helps to reduce the company’s printing and postage expenses. Each stockholder would still continue to receive a separate proxy card for voting.

     At this time, First Virginia does not offer Householding to registered stockholders. However, if you own shares through a broker, bank, or other beneficial holder of record, you already may be experiencing Householding. If your broker, bank or other record holder did not send you a Proxy Statement and/or Annual Report this year and you would like to receive these documents, you may obtain copies promptly by contacting First Virginia at 800-995-9416 or sending your request to the Corporate Secretary, First Virginia Banks, Inc., 6400 Arlington Boulevard, Falls Church, Virginia 22042-2336. On the other hand, if you share an address with another First Virginia stockholder and, together, both of you wish to receive only a single set of First Virginia’s Proxy Statement and Annual Report, you should contact your bank, broker or other intermediary directly to request Householding.

PROPOSAL ONE: ELECTION OF DIRECTORS

General Information

     The Board of Directors is divided into three classes (A, B and C). The term of office for Class C directors will expire at this Annual Meeting. The four incumbent directors have been nominated for re-election, and, if elected, the four nominees will serve for a term of three years.

     With respect to the election of directors, the four nominees receiving the greatest number of votes cast for the election of directors will be elected, if a quorum is present at the meeting. The presence in person or by proxy of a majority of the outstanding shares of Common and Preferred Stock entitled to vote on the matter will constitute a quorum. Shares for which the holder has elected to abstain or withhold the proxy’s authority to vote (including broker nonvotes) will count toward a quorum.

     Proxies received from stockholders will be voted in favor of the four nominees unless stockholders specify otherwise on their proxies. Although the Board of Directors does not expect that any of the persons named will be unable to serve as a director, should any of them be unable to accept nomination or election, it is intended that shares represented by the accompanying proxy will be voted by the proxy holders for such other person or persons as may be designated by the present Board of Directors. The Board of Directors recommends a vote “FOR” the election of the nominees.

The Directorate

     Certain information concerning the nominees for election at this meeting and the Class A and Class B directors who will continue in office after the meeting is set forth on the following pages, as furnished by them.

Common Stock
Beneficially Owned
December 31, 2001,
Name, Age and Year	Principal Occupation, Business Experience in Last Five Years,	and Percentage
Became a Director	Other Directorships	of Class[1]

Nominees For Class C Directors
(To serve until the Annual Meeting in 2005)

PAUL H. GEITHNER, JR. Age 71 1984	Retired President and Chief Administrative Officer, First Virginia, 1985-1995. Director, First Virginia Life Insurance Company, 1988-2000. Director, Ellicott Machine Corporation, Baltimore, Maryland, 1996 to 2001. Trustee, Bridgewater College, Bridgewater, Virginia. Trustee and Secretary-Treasurer, Fairfax Symphony Orchestra Foundation, and Director, Fairfax Symphony. Trustee and Secretary-Treasurer, Dorothy Farnham Feuer Foundation.	45,145[2]

L. H. GINN, III Age 68 1978	Partner, Ginn & Ginn, a real estate management partnership in Richmond, Virginia, since 1987; President, Lighting Affiliates, Inc., Richmond, 1975-2000; retired U.S. Army Reserve Major General. Chairman of the Board, First Virginia Bank-Colonial, Richmond. Chairman, Westminster-Canterbury Foundation, a foundation associated with a retirement facility in Richmond. Chairman of the Board, St. Margaret’s School Foundation, Tappahanock, Virginia. Trustee, Church Schools in the Diocese of Virginia, Episcopal Diocese of Virginia, Richmond; Member, Board of Governors, Roslyn Management Corporation, an Episcopal Conference Center in Richmond.	22,153[3]

EDWARD M. HOLLAND Age 62 1974	Attorney-at-Law in Northern Virginia since 1966; former Senator, Virginia General Assembly, 1972-1996. Director, First Virginia Bank, Falls Church. Trustee, Chesapeake Bay Foundation. Trustee, Vice President and Manager, Tidewater Research Foundation, a private charitable foundation supporting marine research and aquaculture, Arlington, Virginia. Member of Council, Virginia Institute of Marine Science, Gloucester Point, Virginia.	71,700[4]

[1]	No director or executive officer owned as much as 1.0% of First Virginia Common Stock.

[2]	Includes 36,491 shares held in a revocable trust and 7,339 shares held indirectly through his spouse’s trust.

[3]	Includes 456 shares held indirectly through his spouse’s Individual Retirement Account and 2,930 shares held by a trust of which Mr. Ginn is trustee.

[4]	Includes 6,700 shares held in two trusts in which he is the beneficiary and 5,000 shares held in trust in which he is a co-trustee.

Common Stock
Beneficially Owned
December 31, 2001,
Name, Age and Year	Principal Occupation, Business Experience in Last Five Years,	and Percentage
Became a Director	Other Directorships	of Class

LYNDA S. VICKERS-SMITH Age 54 1999	Director (since 1987), President (since 1995) and Treasurer (1995-2000), Snell Construction Corporation, a privately held company headquartered in Arlington, Virginia, which owns and operates commercial and residential properties located in the Northern Virginia area. Director (since 1997), Virginia Management, Inc., a real estate management company located in Arlington. Trustee (since 1996), Flint Hill School, an independent school for grades JK through 12 located in Oakton, Virginia. Corporator, Northeastern University, Boston, since 1998.	11,550[5]

Class A Directors
(Serving until the Annual Meeting in 2003)

JENNIFER S. BANNER Age 42 2001	CPA and Principal, Pershing Yoakley & Associates, P.C., a public accounting and consulting firm headquartered in Knoxville, Tennessee, since 1987. Secretary, PY Medical Systems, Inc., a physician billing and consulting company, 1992-2001. Director and Secretary-Treasurer, Tennessee Aquatics, Inc., a nonprofit amateur athletic organization, since 1995. Director, First Vantage Bank-Tennessee, Knoxville, 2000-2001.	300

BARRY J. FITZPATRICK Age 61 1995	Chairman of the Board, President and Chief Executive Officer of First Virginia since 1995; Executive Vice President, 1992-1995. Chairman of the Board, First Virginia Bank in Falls Church, and a director and principal officer of numerous First Virginia affiliated nonbanking companies since 1995. Trustee, Marymount University, Arlington, Virginia. Trustee, Virginia Foundation for Independent Colleges, Richmond, Virginia. Member, Executive Advisory Board, Virginia Coalfield Economic Development Authority.	180,558[6]

LAWRENCE T. JENNINGS Age 59 2000	Director (since 1983), President (1983 to 2000), Chairman of the Board (since 2001), and Chief Executive Officer (since 1983) of L. F. Jennings, Inc., a regional commercial building contractor headquartered in Falls Church, Virginia.	2,300[7]

W. LEE PHILLIPS, JR. Age 66 1985	Professional engineer since 1959; former Chairman of the Board, Walter L. Phillips, Inc., engineers, planners and surveyors, Falls Church, Virginia. Partner, Talbot Investment Group. Director, First Virginia Bank, Falls Church.	12,181[8]

[5]	Includes 11,250 shares held indirectly by a corporation in which Ms. Vickers-Smith is an officer and director (shared voting and investment power).

[6]	Includes options to purchase 74,132 shares of Common Stock which are exercisable as of December 31, 2001, and within sixty days thereafter.

[7]	Includes 2,000 shares held by a trust of which Mr. Jennings is the sole trustee.

[8]	Includes 4,500 shares held by a trust of which Mr. Phillips is a trustee.

		Common Stock
		Beneficially Owned
		December 31, 2001,
Name, Age and Year	Principal Occupation, Business Experience in Last Five Years,	and Percentage
Became a Director	Other Directorships	of Class[1]

ALBERT F. ZETTLEMOYER Age 67 1978	Retired President, Government Systems Group of UNISYS Corporation in McLean, Virginia; retired Executive Vice President, UNISYS Corporation.	8,000

	Class B Directors
	(Serving until the Annual Meeting in 2004)

EDWARD L. BREEDEN, III Age 66 1982	Of Counsel, Breeden, Salb, Beasley & DuVall, P.L.C., a law firm in Norfolk, Virginia, since 1968. Director, First Virginia Bank-Hampton Roads, Norfolk. Director, First Virginia Life Insurance Company, Falls Church, 1982-2000. Chairman of the Board and President, The Hunter Foundation, which operates a Victorian museum and a home for elderly men in Norfolk, Virginia (1970 to present), and The Breeden-Adams Foundation, a private foundation which provides financial support for cancer research (1988 to present). President, The Tanners Creek Company and B&H Associates, both of which are real estate investment companies in the Tidewater area of Virginia (1990 to present)	99,030[9]

ERIC C. KENDRICK Age 55 1986	Director and President, Mereck Associates, Inc., a real estate management and development firm in Arlington, Virginia, since 1989. Director and President, Murteck Construction Company, Inc., Upton Corporation, and Old Dominion Warehouse Corporation, Arlington.	84,263[10]

JOSEPH W. RICHMOND, JR. Age 57 2001	Senior Partner, Richmond and Fishburne, L.L.P., a law firm located in Charlottesville, Virginia, since 1971. Director, Virginia Law Foundation. Director and Chairman, Westminster-Canterbury of the Blue Ridge Foundation, and Director, Jefferson Area Board for Aging and Jefferson Elder Care, Inc. Member, Martha Jefferson Hospital Investment Committee. Director, First Virginia Bank-Blue Ridge, Staunton, Virginia, 1990-2001.	294

ROBERT H. ZALOKAR Age 74 1959	Retired Chairman of the Board and Chief Executive Officer of First Virginia, 1984-1994. Director, First Virginia Bank, First Virginia Life Insurance Company, 1980-2000, and First Virginia Mortgage Company, 1973-2000, Falls Church, Virginia.	190,555

Beneficial Ownership of Equity Securities

     As of December 31, 2001, directors and executive officers as a group beneficially owned 1,156,171 shares of Common Stock, representing approximately 2.4% of those shares outstanding (including shares covered by options exercisable as of December 31, 2001, and sixty days thereafter), and 100 shares of Preferred Stock, representing less than one percent of those shares outstanding. Messrs. Breeden and Holland are members of or are associated with law firms which have been in the last two years, and are proposed in the future to be, retained by subsidiaries of First

[9]	Includes 11,250 shares held indirectly by a corporation, of which Mr. Breeden is President, 57,262 shares held by two trusts, of which he is a trustee, and 23,287 shares held by two foundations, of which Mr. Breeden is Chairman of the Board and President.

[10]	Includes 63,505 shares held in a revocable trust, 18,165 shares held by his spouse, and 2,593 shares held by a corporation of which Mr. Kendrick is a director and President.

Virginia. Directors Banner, Breeden, Fitzpatrick, Geithner, Ginn, Holland, Jennings, Phillips, Richmond, Vickers-Smith and Zalokar, have been directors of various subsidiaries of First Virginia during the past five years. Ages of the directors are stated as of December 31, 2001. The total shares outstanding for the directors and executive officers as a group includes the shares held by three senior advisory directors and one Director Emeritus: Robert M. Rosenthal, Chairman and Chief Executive Officer, Rosenthal Automotive Organization, Elsie G. Gruver, a community and civic leader in Arlington, Josiah P. Rowe, III, President and Publisher, The Free Lance-Star Publishing Co. of Fredericksburg, Va., and Thomas K. Malone, former Chairman and Chief Executive Officer of First Virginia. As of December 31, 2001, Ms. Gruver owned 5,961 shares (which includes 1,350 shares held in her spouse’s IRA) of First Virginia Common Stock, Mr. Rosenthal owned 30,816 shares of First Virginia Common Stock, Mr. Rowe owned 2,250 shares of First Virginia Common Stock and 100 shares of First Virginia Preferred Stock, and Mr. Malone owned 66,947 shares (including 15,187 shares owned by his spouse) of First Virginia Common Stock.

     The following table sets forth the shares of First Virginia Common Stock beneficially owned by the named executive officers as of December 31, 2001.

Number of Shares of Common Stock
Name of Officer	of First Virginia Beneficially Owned*

Barry J. Fitzpatrick	180,558
Shirley C. Beavers, Jr.	88,826
Richard F. Bowman	64,536
Raymond E. Brann, Jr.	84,867
Thomas P. Jennings	37,586

* The amounts shown represent the total shares owned beneficially by such individuals as of December 31, 2001, together with shares which are issuable upon the exercise of all stock options that are exercisable. Specifically, the following individuals have stock options that are exercisable as of December 31, 2001 (and sixty days thereafter), which give them the right to acquire the shares indicated after their name upon the exercise of those options: Mr. Fitzpatrick, 74,132; Mr. Beavers, 58,498; Mr. Bowman, 36,000; Mr. Brann, 47,250; and Mr. Jennings, 14,250. None of the named executive officers owned as much as 1.0% of First Virginia Common Stock.

     As of February 8, 2002, the following persons beneficially owned more than five percent of a class of First Virginia stock:

	Name and Address of	Amount of Beneficial
Title of Class	Beneficial Owner	Ownership	Percentage of Class

Common	American Century	3,065,750	6.3%
	Investment
	Management, Inc.
	(“ACIM”)
	4500 Main Street,
	Kansas City, MO 64141

     According to a Schedule 13G/A filed with the Securities and Exchange Commission, ACIM manages the investments of a number of registered investment companies and some separate institutional investor accounts. The First Virginia Common Stock it holds is owned by and held for such investment companies and separate institutional investor accounts. ACIM has sole voting and dispositive power with respect to the First Virginia stock it holds.

Committees and Meetings of the Board of Directors

     First Virginia’s Board of Directors has a standing Audit Committee, Director Nominating Committee, Management Compensation and Benefits Committee, Public Policy Committee, and Executive Committee.

     The Audit Committee, comprised of Directors Breeden, Banner, Kendrick, and Phillips, held five meetings during 2001. The members of the Audit Committee are independent as defined by the rules of the New York Stock Exchange. The Report of the Audit Committee appears in this Proxy Statement on page 17. The Audit Committee charter, which was adopted by the Board of Directors and was included in last year’s Proxy Statement as Exhibit A, sets forth the functions and responsibilities of that Committee, which include reviewing the scope of First Virginia’s audit, the activities of the internal auditors, the financial statements and the accounting policies employed therein.

     The Director Nominating Committee, comprised of Directors Zalokar, Fitzpatrick, Ginn, Jennings, and Vickers-Smith, held one meeting in 2001. The functions of the Committee include annually recommending to the Board the names of persons to be considered for nomination and election by First Virginia’s stockholders and, as necessary, recommending to the Board the names of persons to be appointed to the Board between annual meetings. The Director Nominating Committee will consider nominees recommended by stockholders. Such recommendations should be addressed in writing to the First Virginia Director Nominating Committee, c/o the Corporate Secretary’s Office.

     The Management Compensation and Benefits Committee, comprised of Directors Zettlemoyer, Holland, Jennings, Kendrick and Phillips, held two meetings in 2001. The Committee has the authority to establish the level of compensation (including bonuses) and benefits of management of First Virginia. In addition, the Committee has authority to award long-term incentive compensation, e.g., stock options, to First Virginia’s management based on such factors as individual and corporate performance.

     The Public Policy Committee, comprised of Directors Vickers-Smith, Breeden, Fitzpatrick, Geithner, Richmond, and Zalokar, met two times during 2001. This Committee oversees First Virginia’s charitable contributions and matching gifts programs. The Committee also monitors the affirmative action and equal employment programs.

     The Executive Committee, comprised of Directors Zalokar, Breeden, Fitzpatrick, Geithner, Ginn, Holland, and Zettlemoyer, held six meetings in 2001. The Committee exercises all of the powers of the Board of Directors when the Board is not in session, except for those powers reserved for the Board under state law and by First Virginia’s Articles of Incorporation and Bylaws. During 2001, there were seven meetings of the Board of Directors. All incumbent directors attended more than 75% of the aggregate total number of meetings of the Board and committees of the Board on which they served.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires First Virginia’s directors and executive officers to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers and directors are required by SEC regulation to furnish First Virginia with copies of all Section 16(a) forms they file.

     Based on a review of the forms that were filed and written representations from the directors and executive officers, First Virginia believes that during the year 2001, all filing requirements applicable to its directors and officers were met on time.

EXECUTIVE COMPENSATION

     The Summary Compensation Table on the next page shows the annual compensation for the last three fiscal years for First Virginia’s Chief Executive Officer and for the four other most highly compensated executive officers.

Summary Compensation Table

					Long Term
		Annual Compensation			Compensation

(a)	(b)	(c)	(d)	(e)	(f)	(g)

				Other
				Annual	Options/	All Other
Name and				Compensa-	SARs	Compen-
Principal				tion	Awarded	sation
Position	Year	Salary ($)(1)	Bonus ($)(2)	($)(3)	(#)(4)	($)(5)

Barry J. Fitzpatrick
Chairman, President and	2001	720,000	475,956	4,426	30,000	77,051
Chief Executive Officer	2000	690,000	450,692	4,165	30,000	75,407
of First Virginia	1999	660,000	455,265	4,286	30,000	73,519

Shirley C. Beavers, Jr.
Senior Executive Vice President	2001	320,000	211,532	5,023	15,000	40,616
of First Virginia	2000	291,000	196,418	4,791	15,000	39,136
	1999	278,500	197,764	4,599	15,000	33,313
Richard F. Bowman
Executive Vice President, Treasurer	2001	268,800	209,863	5,047	15,000	27,101
and Chief Financial Officer	2000	258,500	194,592	4,703	15,000	34,362
of First Virginia	1999	233,000	196,338	4,799	15,000	19,908

Raymond E. Brann, Jr.
Executive Vice President	2001	247,500	208,946	4,197	15,000	70,598
of First Virginia	2000	236,500	193,831	4,189	15,000	69,417
	1999	225,500	195,373	3,989	15,000	63,249
Thomas P. Jennings
Senior Vice President and	2001	185,400	21,673	0	3,000	15,450
General Counsel	2000	178,500	31,616	0	0	15,126
	1999	171,600	32,829	320	6,500	14,560

     (1)  The Salary column (c) includes the base salary earned by the executive officer, which includes amounts that are deferred under the First Virginia Banks, Inc. Employees Thrift Plan, the First Virginia Thrift Restoration and Deferred Compensation Plan and the First Virginia Pre-Tax Health Benefit Plan.

     (2)  The Bonus column (d) includes the amounts earned as a bonus for that year even if paid in the following year. It also includes amounts earned for that year under the First Virginia Banks, Inc. Profit Sharing Plan.

     (3)  The Other Annual Compensation column (e) includes the amount of taxes paid by First Virginia for certain benefits.

     (4)  Column (f) includes the number of stock options that were granted in 2001.

     (5)  The All Other Compensation column (g) includes the amount paid by the employer under the First Virginia Banks, Inc. Employees Thrift Plan which, for each of the named officers, was $7,650. It also includes the amounts paid by the employer under the First Virginia Thrift Restoration and Deferred Compensation Plan. This plan provides supplemental retirement benefits for those key officers who are restricted from receiving further benefits under the Thrift Plan as a result of the limitation on pretax contributions imposed by the Internal Revenue Code. For 2001 these amounts were: for Mr. Fitzpatrick, $45,398; Mr. Beavers, $15,600; Mr. Bowman, $13,888; Mr. Brann, $12,221; and Mr. Jennings, $2,116. It also includes the premium amounts paid by the employer under the First Virginia Split Dollar Life Insurance Plan. For 2001 these amounts were: for Mr. Fitzpatrick, $20,640; Mr. Beavers, $13,962; Mr. Bowman, $4,912; Mr. Brann, $43,232; and Mr. Jennings, $4,146. It also includes the “above-market” earnings on deferred compensation earned during 2001. These amounts were: for Mr. Fitzpatrick, $3,363; Mr. Beavers, $3,404; Mr. Bowman, $651; Mr. Brann, $7,495; and Mr. Jennings, $1,538.

Stock Option Grants In 2001

     The following table shows for each of the named executive officers (1) the number of stock options that were granted during 2001, (2) out of the total number of options granted to all employees, the percentage granted to the named executive officer, (3) the exercise price, (4) the expiration date, and (5) the potential realizable value of the options, assuming that the market price of the underlying securities appreciates in value from the date of grant to the end of the option term, at annualized rates of 5% and 10%. No freestanding or tandem SARs were granted in 2001.

Stock Option Grants In 2001

		Percent of
	Number of	Total			Potential Realizable
	Securities	Options			Value at Assumed
	Underlying	Granted to	Exercise		Annual Rates of Stock
	Options	Employees	or Base		Price Appreciation for
	Granted	in Fiscal	Price	Expiration	Option Term
Name	(# Shs.)(1)	Year (2)	($/Sh.)	Date	5% ($)	10% ($)

Barry J. Fitzpatrick	30,000	16.48%	49.45	12/17/2011	932,965	2,364,317
Shirley C. Beavers, Jr.	15,000	8.24%	49.45	12/17/2011	466,483	1,182,158
Richard F. Bowman	15,000	8.24%	49.45	12/17/2011	466,483	1,182,158
Raymond E. Brann, Jr.	15,000	8.24%	49.45	12/17/2011	466,483	1,182,158
Thomas P. Jennings	3,000	1.65%	49.45	12/17/2011	93,297	236,432

     (1)  Options granted to the named executive officers in 2001 vest over the lesser of (a) a five-year period or (b) the period of time based on the normal retirement age of the executive. All of the options that were granted in 2001 include a provision that would accelerate the vesting of the options upon a “change in control” of First Virginia. For an explanation of the “change in control” provision, see “Certain Director Relationships and Plans Which Include Change in Control Arrangements.”

     (2)  Options to purchase 182,000 shares of First Virginia Common Stock were granted to employees during 2001. No freestanding SARs were granted in 2001 to employees, and none of the options that were granted had any tandem SARs.

2001 Option Exercises and Yearend Values

     The table on the next page shows for each of the named executive officers the number of shares of First Virginia Common Stock acquired upon the exercise of stock options and stock appreciation rights during 2001, the value realized upon their exercise, the number of unexercised stock options and SARs at the end of 2001, and the value of unexercised “in-the-money” stock options at the end of 2001. Stock options are considered “in-the-money” if the fair market value of the underlying securities exceeds the exercise price of the option. Some of the stock options which were granted to First Virginia’s executive officers include a provision that would accelerate the vesting of the options upon a “change in control” of First Virginia.

Aggregated Options/SAR Exercises in 2001 and Yearend Options

				Value of Unexercised
			Number of	In-the-Money
			Unexercised Options	Options at
			at Yearend (#)	Yearend ($)
	Shares Acquired on		Exercisable/	Exercisable/
Name	Exercise(#)	Value Realized ($)	Unexercisable	Unexercisable

Barry J. Fitzpatrick	9,582	176,050	65,132/97,000	502,901/431,100
Shirley C. Beavers, Jr.	7,915	257,721	53,998/48,500	832,271/215,550
Richard F. Bowman	1,500	30,049	31,500/48,500	227,100/215,550
Raymond E. Brann, Jr.	1,750	51,189	42,750/47,750	490,446/211,558
Thomas P. Jennings	1,300	26,778	12,000/13,250	64,262/65,752

Pension and Thrift Plans and Supplemental Arrangements

     The following table shows the estimated annual benefit payable upon retirement (assuming retiree elected single life only) under the First Virginia Pension Trust Plan and under the First Virginia Supplemental Pension Trust Plan based on specified remuneration and years of credited service classifications, assuming a participant retired on December 31, 2001, at age 65. Credited service in excess of thirty years is not taken into account in determining benefits under either plan.

Annual Benefits Under First Virginia’s Pension Trust Plan and
the First Virginia Supplemental Pension Trust Plan

Average
Annual Pay	10 Years	15 Years	20 Years	25 Years	30 Years
for Highest	of	of	of	of	of
Five Years	Service	Service	Service	Service	Service

$200,000	$30,140	$45,210	$60,279	$75,349	$90,419
$300,000	$46,140	$69,210	$92,279	$115,349	$138,419
$400,000	$62,140	$93,210	$124,279	$155,349	$186,419
$500,000	$78,140	$117,210	$156,279	$195,349	$234,419
$600,000	$94,140	$141,210	$188,279	$235,349	$282,419
$700,000	$110,140	$165,210	$220,279	$275,349	$330,419
$800,000	$126,140	$189,210	$252,279	$315,349	$378,419
$900,000	$142,140	$213,210	$284,279	$355,349	$426,419
$1,000,000	$158,140	$237,210	$316,279	$395,349	$474,419
$1,100,000	$174,140	$261,210	$348,279	$435,349	$522,419

     Under the First Virginia Pension Trust Plan, a participant retiring at age 65 with 30 years of credited service under the Plan will receive a maximum annual pension benefit equal to 1.1% of average annual pay multiplied by 30 years of credited service plus 0.5% of average annual pay in excess of covered compensation multiplied by 30 years of credited service. The calculation of “average annual pay” is based on annual compensation for the highest five consecutive years out of the participant’s final 10 years of service. “Covered compensation” is calculated by multiplying the annual average of Social Security taxable wage base in effect for the 35 years ending with the last day of the year in which the participant attains Social Security retirement age. First Virginia also has the First Virginia Supplemental Pension Trust Plan for certain key employees which provides for the payment of supplemental pension benefits as a result of the IRS restrictions on benefits under the First Virginia Pension Trust Plan. All of the named executive officers (except for Mr. Fitzpatrick who would receive benefits at retirement under a separate Supplemental Compensation Agreement) participate in the Supplemental Pension Trust Plan.

     Remuneration or earnings determining pension benefits under both the Pension Trust Plan and the Supplemental Pension Trust Plan include salaries and bonuses (which are listed in the Summary Compensation Table) and any other taxable compensation. Compensation resulting from the exercise of nonqualified options, SARs, and deferred compensation are excluded from the computation of benefits under both plans. For purposes of determining benefits under the Pension Trust Plan, each of the named executives had the following years of service as of December 31, 2001 (30 years is the maximum): Mr. Fitzpatrick, 30 years; Mr. Beavers, 30 years; Mr. Bowman, 26.5 years; Mr. Brann, 30 years; and Mr. Jennings, 23.8 years. If a participant retired on December 31, 2001, at age 65, the participant would receive the pension benefits as determined by using the Summary Compensation and Pension Tables shown above in conjunction with the formula described in the previous paragraph.

     Mr. Fitzpatrick’s Supplemental Compensation Agreement (“Agreement”) provides him with supplemental retirement benefits in addition to those pension benefits he would receive from the First Virginia Pension Trust Plan. Under the Agreement, if he resigns, retires or leaves First Virginia for any reason, he is entitled to receive for the rest of his life, supplemental compensation equal to sixty percent of the average of his highest five years of annual salary and bonus, reduced by the amount he would receive under the First Virginia Pension Trust Plan. Highest annual salary includes salary and bonus and any profit sharing payments received under the First Virginia Profit Sharing Plan but does not include any other form of compensation that is not salary or bonuses, such as compensation arising from the exercise of SARs and nonqualified options. To avoid a possible doubling up of benefits from this Agreement and a separate Employment Agreement (see below), payments to Mr. Fitzpatrick pursuant to his Agreement would be delayed for three years upon a change of control. Should Mr. Fitzpatrick die, his spouse would be entitled to one-half of his total annual benefit for the rest of her life. Under his Agreement, once benefits begin to be paid, Mr. Fitzpatrick is to remain available to provide consulting and advisory services if he is physically and mentally capable of doing so. Furthermore, his benefits are forfeitable under certain circumstances.

     Messrs. Fitzpatrick, Beavers, Bowman, Brann, and Jennings have entered into employment agreements with First Virginia which provide for their continued employment for a three-year period following the date on which a “change of control” takes place (the “Employment Period”). These agreements require First Virginia (or any successor corporation) to employ the executive during the Employment Period following a change of control in a position with authority, duties and responsibilities at least commensurate to what the executive had prior to a change of control, and at compensation levels (including benefits) at least equal to what the executive was making prior to the change of control. If, during the first year of his Employment Period, the executive is terminated other than for “cause” or “disability” or the executive terminates his employment for “good reason” (as those terms are defined under the employment agreements), then First Virginia (or its successor) would pay the executive a lump sum equal to 2.99 times the sum of his annual base salary and bonus. If, during the second or third year of his Employment Period, the executive is terminated other than for cause or disability or terminates his employment for good reason, then First Virginia or its successor would pay the executive a lump sum equal to two times the sum of his annual base salary and bonus. During a thirty-day period after the first year, the executive could terminate his employment for any reason and receive two times the sum of his annual base salary and bonus. Furthermore, if any payments made under the agreements subject the executive to excise taxes under Internal Revenue Code Section 4999, such payments would be “grossed up” to put the executive in the same after-tax position as if no excise taxes had been imposed.

     Executive officers are eligible to participate in the First Virginia Banks, Inc. Employees’ Thrift Plan (“Thrift Plan”). Under the Thrift Plan, employees of First Virginia and its subsidiaries who have completed one year of service can contribute up to six percent of their compensation and receive matching employer contributions equal to 50% of their employee contributions. Employees also can contribute up to an additional six percent of their compensation without receiving a matching contribution. For the years when First Virginia meets an earnings test under the Thrift Plan, employees can receive matching contributions equal to 75% of employee contributions. The Thrift Plan complies with Section 401(k) of the Internal Revenue Code so that employee contributions can be made on a pretax basis. Employees can direct the investment of their contributions and the matching employer contributions into one or more of three funds that are administered by the Trust and Asset Management Services Department of First Virginia Bank. Reference is made to Footnote 5 of the Summary Compensation Table for the amount of contributions made on behalf of the named executive officers under the Thrift Plan.

     First Virginia also maintains a First Virginia Thrift Restoration and Deferred Compensation Plan which provides supplemental retirement benefits for those key officers who are restricted from receiving further benefits under the Thrift Plan as a result of the limitation on pretax contributions imposed by the Internal Revenue Code. Under the First Virginia Thrift Restoration and Deferred Compensation Plan, executive officers can continue to make pretax contributions in excess of the IRS limits imposed on the Thrift Plan and receive matching contributions from First Virginia identical to what they would have received if they were in the Thrift Plan and there were no limitations on contributions. Reference is made to Footnote 5 of the Summary Compensation Table for the amount of the employer contributions made on behalf of the named executive officers under the First Virginia Thrift Restoration and Deferred Compensation Plan.

Certain Director Relationships and Plans Which Include Change in Control Arrangements

     In 2002 directors of First Virginia who are not salaried officers will be paid an annual retainer of $15,000 per year and a fee of $1,200 for each meeting of the Board of Directors attended. Committee chairmen will receive $875 for each committee meeting they chair and other Committee members will receive $750 for each committee meeting they attend. Directors are reimbursed for out-of-town expenses incurred in connection with attendance at Board and Committee meetings.

     During 2001, Thomas K. Malone, Jr., former Chairman and Chief Executive Officer of First Virginia, was paid $146,760, under a supplemental compensation agreement, in addition to the amount he received from the First Virginia Pension Trust Plan and the fees he received as Director Emeritus for attending Board meetings. When requested, Mr. Malone is required to provide consulting services under his supplemental compensation agreement. Also, during 2001, Robert H. Zalokar, former Chairman and Chief Executive Officer of First Virginia, and Paul H. Geithner, Jr., former President and Chief Administrative Officer of First Virginia, were paid $521,316 and $282,527, respectively, under supplemental compensation agreements, in addition to amounts they received from the First Virginia Pension Trust Plan and their director fees. When requested, both Zalokar and Geithner are required to provide consulting services under their supplemental compensation agreements. First Virginia paid country club membership fees for Zalokar and Malone of $1,740 and $1,633, respectively, during 2001. During 2001, Virginia H. Brown, formerly Virginia H. Beeton, received $71,000 pursuant to her former spouse’s Supplemental Retirement Agreement with First Virginia, in addition to what she received from the First Virginia Pension Trust Plan. Her former spouse, Ralph A. Beeton, who is now deceased, was Chairman and Chief Executive Officer of First Virginia.

     First Virginia also has two key employee salary reduction deferred compensation plans, one of which began in 1983 and the other in 1986, and three directors deferred compensation plans, two of which also began in 1983 and 1986, and the other which began in 1998 (“Deferred Compensation Plans”). Under the 1983 and 1986 Deferred Compensation Plans, participants elect to defer some or all of their compensation from First Virginia, and First

Virginia agrees to pay at normal retirement age or earlier (or to participant’s beneficiary or estate on participant’s death) a sum substantially in excess of what each participant has deferred. To fund the benefits under the 1983 and 1986 Deferred Compensation Plans, First Virginia has purchased life insurance policies on the lives of the participants, with First Virginia as the beneficiary. For the period ending December 31, 2001, none of the named executive officers of First Virginia deferred any compensation under the Deferred Compensation Plans. Under the 1998 Directors Deferred Compensation Plan, directors may defer their fees and receive earnings on those deferrals at the distribution date, the amount of which depends on the investment they choose.

     The 1983 Deferred Compensation Plans include a provision regarding “change in control.” If there is a “change in control” of First Virginia, and a director is terminated under the directors’ plan, or in the case of the employee plan, an employee is terminated “without cause” or the employee terminates his/her employment for “good reason,” as those terms are defined under the employee plan, then the director or employee, as the case may be, becomes entitled to receive his/her benefits under the 1983 Deferred Compensation Plans at retirement, notwithstanding the fact that his/her affiliation with First Virginia has terminated.

     First Virginia has a Split Dollar Life Insurance Plan (“Split Dollar Plan”) which currently includes all executive employees of First Virginia including those named in the Summary Compensation Table. Under the Split Dollar Plan, an executive can purchase ordinary life insurance policies with coverage of at least two times what is projected to be the executive’s base salary at retirement, up to a limit of $1,000,000. A portion of the premiums will be loaned to the executives by First Virginia up to the later of ten years or the executive’s retirement date. At the end of this period, if assumptions about mortality, dividends and other factors are realized, First Virginia will recover all of its loans for premiums from the cash value of the policy. The policy will then be transferred to the executive, who will pay all further premiums, if any, under the policy. Executives who participate in the Split Dollar Plan forego any insurance coverage over $50,000 under the First Virginia Group Life Insurance Plan. The Split Dollar Plan includes a “change in control” provision which allows the executive to terminate the policy upon such an event.

     First Virginia’s Board of Directors approved in 1992 the establishment of a trust with JP Morgan Chase Bank as the trustee to partially secure the benefits of some of First Virginia’s nonqualified compensation plans, including the Deferred Compensation Plans and the First Virginia Thrift Restoration and Deferred Compensation Plan, in case of a change in control. Under the trust agreement establishing the trust, if a “change in control” takes place, the trustee would pay the benefits under the covered compensation plans out of the trust assets that have been contributed to the trust by First Virginia, if First Virginia or its successor refused to pay the benefits. The trust is considered a “grantor trust” subject to the claims of First Virginia’s general creditors. For accounting purposes, the trust assets are considered corporate assets and, therefore, no balance sheet impact to First Virginia resulted from the establishment of the trust. The trust agreement does not include a provision which would accelerate the vesting or payment of any of the benefits under the covered compensation plans in case of a change in control.

     The 1983 Deferred Compensation Plans, the Split Dollar Plan, the above-described trust agreement with JP Morgan Chase Bank, Mr. Fitzpatrick’s Supplemental Compensation Agreement, certain stock option agreements, and the above-described employment agreements all include change in control provisions. Under this definition, a change in control means: (a) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of First Virginia Common Stock or (ii) the combined voting power of the then outstanding voting securities of First Virginia entitled to vote generally in the election of directors (the “Outstanding First Virginia Voting Securities”); provided, however, that any acquisition directly from or by First Virginia or any acquisition by any employee benefit plan (or related trust) sponsored or maintained by First Virginia or an affiliated company or any acquisition by a company pursuant to a transaction which complies with clauses (i), (ii) and (iii) of (c) below would be excluded; or (b) individuals who, as of the date when the change in control provisions were adopted, constitute the Board (the “Incumbent Board”) of First Virginia, cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director whose election, or nomination for election by First

Virginia’s shareholders, was approved by vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of First Virginia (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding First Virginia Common Stock and Outstanding First Virginia Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns First Virginia or all or substantially all of First Virginia’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding First Virginia Common Stock and the outstanding First Virginia Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of First Virginia or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or (d) approval by the shareholders of First Virginia of a complete liquidation or dissolution of First Virginia.

Compensation Committee Interlocks and Insider Participation

     The current members of First Virginia’s Management Compensation and Benefits Committee are Edward M. Holland, Lawrence T. Jennings, Eric C. Kendrick, W. Lee Phillips, Jr., and Albert F. Zettlemoyer. As noted above, Edward M. Holland’s sister, Virginia H. Brown, receives a benefit pursuant to her former spouse’s Supplemental Retirement Agreement with First Virginia. Albert F. Zettlemoyer’s daughter is an officer of First Virginia Insurance Services, Inc., a subsidiary of First Virginia. None of the members of the Management Compensation and Benefits Committee served as members of the compensation committees of another entity. No executive officer of First Virginia served as a director of another entity that had an executive officer serving on First Virginia’s compensation committee. No executive officer of First Virginia served as a member of the compensation committee of another entity which had an executive officer who served as a director of First Virginia.

Management Compensation and Benefits Committee
Report Concerning First Virginia’s Executive Compensation Policy

     The Management Compensation and Benefits Committee (the “Committee”) of the Board of Directors establishes the policy for the compensation of the executive officers of First Virginia. It is also responsible for administering most of First Virginia’s executive compensation programs. The Committee is composed entirely of outside directors who are not eligible to participate in any First Virginia executive compensation program.

     The overall goal of First Virginia’s compensation policy is to motivate, reward, and retain its key executive officers. The Committee believes this should be accomplished through an appropriate combination of competitive base salaries and, at times, both short-term and long-term incentives.

     The primary components of First Virginia’s executive compensation program are base salaries, bonuses, (e.g., short-term compensation), and equity compensation (e.g., long-term compensation). Executive officers also participate in other broad-based employee compensation and benefit programs. In its determination of executive compensation, the Committee noted the potential effect of the one million dollar deduction limitation under Section 162(m) of the Internal Revenue Code but declined to alter its policy in determining executive compensation to meet the requirements for deductibility under Section 162(m) because the amount of compensation affected is not material.

     Base Salary. The Compensation Committee uses two primary factors to determine base salaries:

(1)	the degree of responsibility the executive officer has, his experience, and the number of years the executive officer has been in office; and

(2)	the compensation levels of corresponding positions at other banking companies of comparable size as First Virginia located within the southeastern United States. This “Local Peer Group” of companies consists of Compass Bancshares, Inc., based in Alabama, Hibernia Corporation based in Louisiana, Mercantile Bankshares Corporation and Allfirst Financial Inc. based in Maryland, Riggs National Corporation based in D.C., and First Tennessee National Corporation and National Commerce Financial Corporation based in Tennessee. Base salaries are targeted to be the median salaries of corresponding positions in the Local Peer Group. For 2001, Mr. Fitzpatrick’s base salary was $720,000 which was 85% of the median for salaries paid to his counterparts in the “Local Peer Group”.

     Short-Term Incentives/Bonuses. The Committee grants bonuses to the executive officers and CEO based on the extent to which First Virginia achieves or exceeds annual performance objectives. The Compensation Committee may award bonuses to the CEO and to the executive officers if First Virginia achieves a return on total average assets (ROA) of at least 1% (the same basis for determining payments of profit sharing to all employees). ROA generally is considered by the Committee to be the most important single factor in measuring the performance of a banking company, and achievement of a 1% ROA generally is considered by the Committee to be the minimum for a good performing banking company.

     Bonus awards are based on the following:

(a)	The Committee establishes target amounts each year for return on average assets (“ROA”), return on total stockholders’ equity (“ROE”), asset quality, and capital strength consistent with First Virginia’s Profit Plan target amounts. Up to 50% of an executive’s salary may be awarded if the corporation achieves an ROA equivalent to 80% or more of the ROA target amount for the year. For the chief executive officer, First Virginia would also have to achieve 80% of targeted amounts for ROE, asset quality as determined by the ratio of nonperforming assets to total loans (NPA ratio) and net loan charge-offs (CO ratio) and capital strength based on the average equity-to-asset ratio (Equity/Asset ratio) and the Tier I risk-based capital ratio; and/or

(b)	Up to 30% of an executive’s salary may be awarded based on the degree to which First Virginia’s earnings, asset quality, and capital ratios exceed the average for the other major banking companies based in the Southeast, the “Southern Regional Peer Group,” as compiled by Keefe, Bruyette and Woods, a New York securities firm which specializes in the banking and thrift industry;[1] and/or

[1] Due to the events of September 11, 2001, Keefe, Bruyette and Woods was not able to issue any statistics for the Southern Regional Peer Group as of the date of this Report. However, the Committee with the help of First Virginia’s accounting staff, was able to reconstruct the Southern Regional Peer Group from disclosures that were made by those banks that participate in the peer group. References in this Report to the “KBW Southern Regional Peer Group” are referring to the figures as reconstructed by First Virginia’s accounting staff for the Committee. Keefe, Bruyette and Woods intends to resume publishing the Southern Regional Peer Group statistics.

(c)	Up to 20% of an executive’s salary may be awarded at the discretion of the Committee based on an individual executive’s performance.

     Within the above parameters, prior to the beginning of each year, the Committee establishes for the CEO a target bonus which is based on a projected return on assets for First Virginia. At the end of the year, the Committee considers a preliminary bonus after taking into account the target bonus, First Virginia’s actual return on assets for the first three quarters of the year, and a formula which is based on a set relationship between the actual versus the projected return on assets.

     The Committee then exercises its judgment in light of the foregoing parameters and other considerations, including the Committee’s view of individual performance and potential and the recommendations of the CEO (in the case of the executive officers except himself), to reach a bonus decision for each executive officer and for the CEO. The Committee does not use a formula to determine a final bonus decision. Among other things, Mr. Fitzpatrick’s bonus reflected First Virginia’s success in achieving a 1.69% return on assets (for the first nine months) and the other above-described results. Consistent with the Committee’s avoidance of a strict formula approach, no specific weighing among the above 50%, 30% and 20% factors was specified. The Committee believes that the use of the above approach provides a flexible yet effective method of motivating First Virginia’s management.

     Listed below are the annualized ratios for First Virginia and the Southern Regional Peer Group based on results for the first nine months of 2001, the latest data available to the Committee at the time the incentive awards were considered.

	First Virginia

	Profit Plan
	or Target		KBW Southern
	Amount	Actual	Regional Peer Group

Earnings (Higher is better)
ROA	1.51%	1.69%	1.28%
ROE	14.78%	15.62%	14.41%
Asset Quality (Lower is better)
NPA	.30%	.29%	.74%
CO	.20%	.14%	.39%
Capital (Higher is better)
Equity/Asset Ratio	10.23%	10.81%	9.00%
Tier I Risk Based	10.00%	13.17%	11.18%
Capital

     First Virginia’s actual results were greater than 80% of the profit plan or target amount in every category and exceeded the KBW Southern Regional Peer Group in every category. For that reason, the Committee awarded Mr. Fitzpatrick a bonus of $450,000.

     Long-Term Compensation/Stock Options. The Committee believes that the granting of stock options is the most appropriate form of long-term compensation for executives and that such awards of equity encourage the executive to achieve a significant ownership stake in the success of First Virginia.

     At the end of 2001, the Committee granted options covering a total of 182,000 shares of First Virginia Common Stock at $49.45 per share to the CEO and to certain officers. Most options that were awarded by the Committee vest over a five-year period in equal annual installments. Those optionees who are expected to retire in the next few years were awarded options that vest over a period that ends shortly before their anticipated retirement.

     The size of each option award was not based on a formula and did not necessarily correlate to the degree by which First Virginia’s results exceeded those of its Local Peer Group or the amount of each executive’s current stock-based holdings. Instead, the size of each award was based on a number of factors, some of which were subjective, including the performances of the CEO and each executive officer and the degree of responsibility each executive officer has with First Virginia. Mr. Fitzpatrick received options covering 30,000 shares. The size of his grant was primarily based on the performance of First Virginia as described above.

Edward M. Holland
Lawrence T. Jennings
Eric C. Kendrick
W. Lee Phillips, Jr.
Albert F. Zettlemoyer

Report of First Virginia’s Audit Committee

     The First Virginia Audit Committee reviews First Virginia’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. First Virginia’s independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the 2001 audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. And, the Audit Committee has determined that the nonaudit services provided to the Company by the independent auditors are compatible with the auditors’ independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in First Virginia’s Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

     For the year ended December 31, 2001, the Audit Committee was composed of Messrs. Breeden, Kendrick and Phillips and Ms. Banner, each of whom is “independent” under the New York Stock Exchange’s Listing standards. During 2001, the Audit Committee met five times.

Jennifer S. Banner
Edward L. Breeden, III
Eric C. Kendrick
W. Lee Phillips, Jr.

PERFORMANCE GRAPHS

Comparison of Five-Year Cumulative Return

     The following performance chart compares the yearly percentage change in First Virginia’s cumulative total shareholder return on its Common Stock with (1) the cumulative total return of a broad market index that includes companies whose equity securities are traded on the same exchange or are of comparable market capitalization and (2) the cumulative total return of a published industry or line-of-business index.

     First Virginia believes the most appropriate equity market indices to be used to measure the price performance of First Virginia’s Common Stock are the “S&P MidCap 400” and the “KBW 50.” First Virginia is included as a component of the S&P MidCap 400.

     The Standard & Poor’s MidCap 400 is comprised of 400 securities with market value between approximately $200 million and $4 billion. First Virginia considers it more representative of companies its size (year-end 2001 market capitalization of approximately $2.428 billion) than the S&P 500 index which is heavily dominated by large capitalization stocks (the 50 largest stocks account for 50% of the total value of the S&P 500). Also, financial stocks represent approximately 15% of the S&P MidCap 400 index.

     The KBW 50 is an index comprised of 50 banking companies, including all the money center banks and most large regional banks. It was developed by Keefe, Bruyette & Woods, a New York securities firm which specializes in the banking and thrift industry. The KBW 50 is considered more representative of price performance of the major banking companies in the United States. As is the case with the S&P MidCap 400 index, the KBW 50 is a market capitalization weighted index and assumes quarterly reinvestment of dividends.

Comparison of Return on Average Assets

     As indicated in the Management Compensation and Benefits Committee Report above, return on average assets (ROA) is an important factor for determining First Virginia’s performance and for determining short-term and long-term compensation for First Virginia’s executive officers. The following chart compares First Virginia’s ROA during the period 1997-2001 with the KBW Southern Regional Peer Group and with a local peer group consisting of Compass Bancshares, Hibernia Corporation, Mercantile Bankshares Corporation, First Tennessee National Corporation, Allfirst Financial Inc., National Commerce Financial Corporation and Riggs National Corporation. As noted in the Management Compensation and Benefits Committee Report, the Compensation Committee compared First Virginia’s ROA with both these groups as part of their evaluation of executive compensation.

Loan Transactions With Management

     During the past year, certain of the directors and officers of First Virginia and their associates had loans outstanding from First Virginia’s banking subsidiaries. Each of these loans was made in the ordinary course of the lending bank’s business. In some cases, where officers of First Virginia or its subsidiaries had to be relocated, residential mortgage loans were made by First Virginia at favorable interest rates. None of the named executive officers had any below-market-rate loans from First Virginia and none of them had any loans from any of First Virginia’s banking subsidiaries at favorable interest rates. All other loans have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 2001, the aggregate amount of loans outstanding to all directors and executive officers of First Virginia and associates and members of their immediate families was approximately $36,463,000.

PROPOSAL TWO: APPOINTMENT OF INDEPENDENT AUDITORS

     On February 27, 2002, upon recommendation of First Virginia’s Audit Committee, the Board of Directors appointed the accounting firm KPMG LLP as independent auditors for the year ending December 31, 2002.

     At the Annual Meeting, a vote will be taken on a proposal to ratify the appointment by the Board of Directors of KPMG LLP as independent auditors for the year ending December 31, 2002. Ratification will require the affirmative vote of the holders of a majority of shares of Common and Preferred Stock present or represented by properly completed proxies at the meeting, provided a quorum is present and a majority of the outstanding shares of Common and Preferred Stock vote on the matter. Abstentions and broker nonvotes will be included in determining the number of votes present or represented at the meeting with respect to determining a quorum. Broker nonvotes will not be included among those that vote on the matter. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they desire to do so.

Independent Auditor Fees

     The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the company’s annual financial statements for 2001, and fees billed for other services rendered by KPMG LLP.

Audit fees, excluding audit-related fees	$323,500
Financial information systems design and implementation	$-0-
All other fees:
Audit-related fees (1)	$117,750
Other non-audit services (2)	54,317

Total all other fees	$172,067

(1)	Audit related fees consisted principally of audits of financial statements of employee benefit plans, common trust funds, an insurance subsidiary, and review of registration statements and issuance of related consents.

(2)	Other non-audit fees consisted of tax compliance services.

     The Board of Directors recommends a vote “FOR” ratification of the appointment of KPMG LLP as independent auditors for the year ending December 31, 2002.

STOCKHOLDER PROPOSALS

     Any stockholder proposal intended to be presented at the next Annual Meeting in 2003 and included in First Virginia’s Proxy Statement in 2003 must be received by First Virginia no later than November 11, 2002. Upon receipt of any such proposal, First Virginia will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with regulations governing the solicitation of proxies.

     Under First Virginia’s Bylaws, in order for a stockholder to nominate a candidate for director, written notice of the nomination must be given to First Virginia in advance of the meeting. Ordinarily, such notice must be given not less than 90 nor more than 120 days before the meeting. However, if First Virginia gives less than 70 days’ notice or prior public disclosure of the meeting, then the stockholder must give such notice within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made. The notice must include, among other things, (i) the name and record address of, and the class and amount of voting securities of First Virginia owned by, the stockholder proponent, (ii) the name, age, address and occupation of, and the class and amount of voting securities of First Virginia owned by, the nominee, and (iii) all information that would be required under Securities and Exchange Commission rules in a proxy statement soliciting proxies for such nominee.

     In order for a stockholder to bring other business before an annual meeting of stockholders, written notice must be given to First Virginia within the same time limits described above for the nomination of a candidate for director. The notice must include, among other things, (i) the name and record address of, and the class and amount of voting securities of First Virginia owned by, the stockholder proponent and any other stockholder known to be supporting such proposal, (ii) a brief description of the proposed business, the reasons for conducting such business at the annual meeting, and (iii) any financial or other interest of the stockholder in such proposal. These advance notice requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in First Virginia’s Proxy Statement. In each case, the notice must be given to the Secretary of First Virginia at its principal executive offices, 6400 Arlington Boulevard, Falls Church, Virginia 22042-2336.

     The foregoing summary of certain provisions of First Virginia’s Bylaws is not intended to be complete and is qualified in its entirety by reference to the Bylaws of First Virginia, copies of which will be furnished without charge to any stockholder upon written request to the Secretary.

OTHER MATTERS

     Management does not know of any other business to be presented to the meeting except for matters incident to the conduct of the meeting. The persons named in the accompanying proxy will vote in accordance with the specifications on the proxy form and will vote in accordance with their best judgment on any other matters which properly come before the meeting.

     The cost of soliciting proxies will be borne by First Virginia. In addition to solicitation by mail, proxies may be solicited in person, by telephone or telegraph or by the Internet, or by directors, officers, and employees of First Virginia and its subsidiaries. In addition, First Virginia has engaged Morrow & Co., Inc., to aid in the distribution of proxy materials and to solicit proxies from brokers, nominees, and security-holding companies for a fee of $5,000, plus out-of-pocket expenses. First Virginia does not expect to pay any other compensation for the solicitation of proxies, but will pay brokers, nominees, fiduciaries, and other custodians their reasonable expenses for sending proxy material to principals and obtaining their instructions.

     A copy of First Virginia’s Annual Report for 2001, including financial statements, is being mailed with this Proxy Statement to all stockholders of record. The Annual Report is not to be regarded as proxy soliciting material.

     First Virginia will provide without charge, upon the written request of any stockholder entitled to vote at the Annual Meeting, a copy of its Annual Report for the fiscal year ended December 31, 2001, on Form 10-K, which report will be filed with the Securities and Exchange Commission on or before March 30, 2002. Stockholders of record on February 25, 2002, and beneficial owners of such securities should submit requests for such report to Barbara J. Chapman, Secretary, 6400 Arlington Boulevard, Falls Church, Virginia 22042-2336.

NOTICE REGARDING ADMITTANCE TO THE ANNUAL MEETING

     Admission to the Annual Meeting is limited to stockholders, press, special guests and essential staff. Two Registration tables will be set up to greet meeting attendees. If you hold stock in registered name, please proceed to the REGISTERED HOLDERS registration table when you arrive to register and be prepared to show a photo ID. If you hold stock through a broker, bank, or otherwise, please proceed to the STREET NAME HOLDERS registration table and be prepared to furnish an account statement from your broker or bank, or other proof of ownership of First Virginia stock and a photo ID. Persons without such proof will not be admitted to the meeting. Nonstockholders who are attending the meeting as special guests should proceed to the NONSTOCKHOLDERS registration table to register and be prepared to show a photo ID. All attendees must wear the official admittance badge provided at registration to enter the meeting room and throughout the meeting.

     Don’t forget to let us know if you plan to attend the Annual Meeting. Whether you vote by telephone, the Internet, or on paper, there is a place for you to tell us, as you vote, if you will be attending the meeting.

DIRECTIONS TO THE JEFFERSON HOTEL

FROM NORTH:	*	Take I-95 South to Exit 76B (Belvidere Street)
	*	First stoplight — turn left onto Leigh Street
	*	Next stoplight — turn right onto Belvidere Street
	*	Fifth stoplight — turn left onto Franklin Street
	*	Hotel is four blocks, on right

FROM SOUTH:	*	Take I-95 North to Exit 74 A (Downtown Expressway)
	*	Take Belvidere Street Exit
	*	Turn right onto Belvidere Street
	*	At third stoplight turn right onto Franklin Street
	*	Hotel is four blocks, on the right

FROM EAST:	*	Take I-64 West to Exit 190 (Fifth Street/Coliseum)
	*	Stay on Fifth Street
	*	At 6th intersection (Main Street) turn right
	*	Go six (6) blocks, turn right on Adams Street
	*	Hotel is on the left

FROM WEST:	*	Take I-64 East — Merge with I-95 South
	*	Follow I-95 South to Exit 76 B (Belvidere Street)
	*	At stoplight, turn left onto Leigh Street
	*	Next stoplight, turn right onto Belvidere Street
	*	At 5th stoplight turn left onto Franklin Street
	*	Hotel is four blocks on right

REVOCABLE PROXY
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF FIRST VIRGINIA BANKS, INC.

ANNUAL MEETING OF STOCKHOLDERS
May 3, 2002
10:00 a.m. local time

     The undersigned hereby appoints Talmadge L. Garner, Hope G. Langan, and Barbara J. Meador (the Proxy Committee) as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote all the shares of stock of FIRST VIRGINIA BANKS, INC., standing in the name of the undersigned at the Annual Meeting of Stockholders to be held Friday, May 3, 2002, at the Jefferson Hotel, Ballroom Level, 101 W. Franklin Street, Richmond, Virginia, at 10:00 a.m., local time, and any adjournment thereof, in accordance with instructions given in this proxy and, at their discretion, upon any other business not now known which properly may come before the meeting, all as more fully set forth in the accompanying proxy statement, receipt of which is acknowledged.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY
PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on
the other side)

Fold and Detach Here

FIRST VIRGINIA BANKS, INC. — ANNUAL MEETING,
MAY 3, 2002

YOUR VOTE IS IMPORTANT!

PLEASE VOTE

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

     The Board of Directors recommends a vote “FOR” Proposals 1 and 2.

PLEASE MARK YOUR VOTES
AS INDICATED IN THIS EXAMPLE           ( X )

1.	The election as		With-	For All
	directors of all	For	hold	Except
	nominees listed below,	( )	( )	( )
except as marked to
the contrary.

(01) P. Geithner (03)E. Holland	(02) L. Ginn (04) L. Vickers-Smith

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) in the space provided below.

2.	Ratification of KPMG LLP	For	Against	Abstain
	as Auditors	( )	( )	( )

   If no instructions are specified above, this proxy will be voted “FOR” each of the proposals listed.

Mark here if you plan to attend the meeting     (    )

Mark here for address change and note change     (    )

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give full title. If a corporation or partnership, write in the full corporate or partnership name and have the President or other authorized officer sign. If shares are held jointly, each holder should sign, but only one signature is required.

Please be sure to sign and date this Proxy in the box below	Date ________________

______ Stockholder sign above _______ Co-holder (if any) to sign above _______

***IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET,
PLEASE READ THE INSTRUCTIONS BELOW***

FOLD AND DETACH HERE IF YOU ARE RETURNING
YOUR PROXY CARD BY MAIL

INSTRUCTIONS FOR VOTING YOUR PROXY

Stockholders of record have three alternative ways of voting their proxies:

1. By Mail (traditional method); or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card. Please note all votes cast via the telephone or internet must be cast prior to 12 midnight, May 2, 2002.

Vote by Telephone
It’s fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-888-216-1323.

Follow these four easy steps:

1.	Read the accompanying Proxy Statement and
Proxy Card.
2.	Call the toll-free number
1-888-216-1323.
3.	Enter your 9 digit Control Number
located on your Proxy Card below.
4.	Follow the recorded instructions.

Your vote is important!
Call 1-888-216-1323 anytime!

Vote by Internet
It’s fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:

1.	Read the accompanying Proxy Statement and

Proxy Card.
2.	Go to the Website
https://www.proxyvotenow.com/fvb
3.	Enter your 9 digit Control Number
located on your Proxy Card below.
4.	Follow the recorded instructions.

Your vote is important!
Go to https://www.proxyvotenow.com/fvb

IT IS NOT NECESSARY TO RETURN YOUR PROXY CARD IF YOU
ARE VOTING BY TELEPHONE OR INTERNET
PLEASE NOTE THAT THE LAST VOTE RECEIVED, WHETHER BY
TELEPHONE, INTERNET OR BY MAIL, WILL BE THE VOTE
COUNTED

FOR TELEPHONE/ INTERNET VOTING: CONTROL NUMBER